EXHIBIT 99

For Immediate Release


Contact: James R. Moore
                  Urstadt Biddle Properties Inc.
                  203 863-8200

          URSTADT BIDDLE PROPERTIES INC. REPORTS FIRST QUARTER RESULTS
                AND DECLARES 138TH CONSECUTIVE QUARTERLY DIVIDEND


Greenwich,  Connecticut,  March 10, 2004.  Urstadt Biddle Properties Inc.
UBA and UBP) a real estate investment trust, today reported its results for the first quarter ended January 31, 2004.

Diluted Funds from Operations (FFO) increased 26.5% to $7,968,000, or $0.32 per Class A Common share and $0.29 per Common share, for the first quarter ended January 31, 2004, from $6,301,000 or $0.26 per Class A Common share and $0.23 per Common share in last year's first quarter. Total revenues increased 25.4% to $17.2 million this quarter compared to $13.7 million a year ago.

Net income applicable to Class A Common and Common stockholders was $5,084,000 or $0.21 per diluted Class A Common share and $0.19 per diluted Common share in the first quarter of fiscal 2004 compared to $3,860,000 or $0.16 per diluted Class A Common share and $0.15 per diluted Common share in fiscal 2003. The increase in the Company's FFO, earnings and revenue growth this quarter reflects the effect of four shopping center acquisitions totaling 438,000 square feet of rentable space completed last year, new leasing of previously vacant space and higher rental rates on recent lease renewals. The Company also received lease termination payments from two former tenants amounting to $542,000 in the quarter.

Commenting on the quarter's operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said, "Our core portfolio continues to perform well and was more than 97% leased this quarter. We continue to be challenged by vacancies in our non-core office property in Southfield, Michigan, caused by a very weak office leasing market. We are focused on investing in high quality shopping centers in our target region of Westchester and Putnam Counties in New York and Fairfield County in Connecticut and are in negotiations to acquire one or more retail properties over the next several months.

At their regular quarterly meeting, the Directors of Urstadt Biddle Properties Inc. declared regular quarterly dividends on the Company's Class A Common Stock
(UBA) and Common Stock (UBP). The dividends were declared in the amount of $0.215 for each share of Class A Common Stock and $0.195 for each share of Common Stock. The dividends are payable April 16, 2004 to stockholders of record on March 31, 2004. The dividends were declared at the same rate as the previous quarter and are the 138th consecutive quarterly dividends declared since the Company began operating in 1969.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

A reconciliation of FFO to net income applicable to Common and Class A Common stockholders, the GAAP measure the Company believes to be the most directly comparable, is in the financial tables accompanying this press release.

UBP is a self-administered real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP owns thirty (30) properties containing 3.4 million square feet of space.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.



                                 (Table Follows)


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



               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                           FIRST QUARTER 2004 RESULTS
                      (in thousands, except per share data)

                                                                                 Three Months Ended January 31,

                                                                                           2004         2003
Revenues:
Base rents                                                                              $12,619      $10,400
Recoveries from tenants                                                                   3,776        2,920
Lease termination income                                                                    542            -
Interest and other                                                                          221          361
                                                                                         ------       ------
    Total Revenues                                                                       17,158       13,681
                                                                                         ------       ------

Operating Expenses:
Property operating                                                                        2,788        2,332
Property taxes                                                                            2,134        1,642
Interest                                                                                  2,005        2,035
Depreciation and amortization                                                             2,792        2,349
General and administrative expenses                                                       1,019          985
Directors' fees and expenses                                                                 57           49
                                                                                         ------        -----
    Total Operating expenses                                                             10,795        9,392
                                                                                         ------        -----

Operating Income before Minority Interests                                                6,363        4,289

Minority Interests in Results of Consolidated Joint Ventures                               (92)         (92)
                                                                                          -----        -----
Net Income                                                                                6,271        4,197

Preferred Stock Dividends                                                               (1,187)        (337)
                                                                                        -------        -----

Net Income Applicable to Common and Class A Common Stockholders                          $5,084       $3,860
                                                                                         ======       ======

Diluted Earnings per Share:
Common                                                                                    $0.19        $0.15
                                                                                          =====        =====
Class A Common                                                                            $0.21        $0.16
                                                                                          =====        =====

Weighted Average Number of Shares Outstanding:
Common and Common Equivalent                                                              6,595        6,514
                                                                                          =====        =====
Class A Common and Class A Common Equivalent                                             18,687       18,670
                                                                                         ======       ======




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



               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                           FIRST QUARTER 2004 RESULTS
                      (in thousands, except per share data)

                                                                                 Three Months Ended January 31,
                                                                                 -----------------------------
                                                                                           2004         2003
                                                                                           ----         ----
Reconciliation of Net Income Available to Common Stockholders
to Funds From Operations (1):

Net Income Applicable to Common and Class A Common Stockholders                          $5,084       $3,860

Plus:    Real property depreciation                                                       2,129        1,729
         Amortization of tenant improvements and allowances                                 550          501
         Amortization of deferred leasing costs                                             113          119
         Minority Interests                                                                  92           92
                                                                                         ------       ------
Funds from Operations (Diluted)                                                          $7,968       $6,301
                                                                                         ======       ======

Funds from Operations (Diluted) Per Share:
         Class A Common                                                                   $0.32        $0.26
                                                                                          =====        =====
         Common                                                                           $0.29        $0.23
                                                                                          =====        =====

Cash Dividends Paid Per Share:
         Class A Common                                                                  $0.215        $0.21
                                                                                         ======        =====
         Common                                                                          $0.195        $0.19
                                                                                         ======        =====


                                                                                      January 31,  October 31,
Balance Sheet Data:                                                                        2004         2003
                                                                                           ----         ----

Total Assets                                                                           $392,028     $392,718
                                                                                       ========     ========

Mortgage Notes Payable                                                                 $104,106     $104,588
                                                                                       ========     ========

Preferred Stock                                                                         $52,747      $52,747
                                                                                        =======      =======

Total Stockholders' Equity                                                             $220,869     $219,676
                                                                                       ========     ========




--------
(1) Defined as net income applicable to Common and Class A Common Stockholders (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (or losses) from sales of properties and debt restructuring, plus depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash flows from operations as defined by GAAP and should not be considered an alternative to net income as an indication of the Company's operating performance or for cash flows as a measurement of liquidity or its dividend paying capacity. FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO.